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                                                                     EXHIBIT 2.2


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
                             CERTIFICATE OF MERGER                      Filed in the Department of
                                      OF                                State on FEB 18 2003
                              CHIRAL QUEST, LLC,
                    a Pennsylvania limited liability company            /s/ Benjamin Ramos
                                 WITH AND INTO                          --------------------------
                             CQ ACQUISITION, INC.,                      Secretary of Commonwealth
                           a Minnesota corporation
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To the Secretary of State
State of Pennsylvania:


         THE UNDERSIGNED, Alan D. Roth, Chief Executive Officer of Chiral Quest, LLC, a Pennsylvania limited liability company ("Chiral Quest"), and Kenneth W. Brimmer, Chief Executive Officer of CQ Acquisition, Inc., a Minnesota corporation ("CQ"), hereby certify as follows:

         1. Attached as EXHIBIT A hereto is the Plan of Merger for the merger of Chiral Quest with and into CQ, which has been duly adopted by the Board of Directors of Chiral Quest and the Board of Directors of CQ (this Certificate of Merger, together with the attached Plan of Merger, shall constitute a single document).

         2. The Plan of Merger has been approved by the holders of the outstanding membership interests of Chiral Quest and the sole shareholder of CQ in accordance with Section 8957 of the Pennsylvania Limited Liability Company Law of 1994 and the Minnesota Business Corporation Act.

         3. The merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of Pennsylvania.

         IN WITNESS WHEREOF, the undersigned, being Chief Executive Officer of Chiral Quest and Chief Executive Officer of CQ, respectively, have executed this document on behalf of their respective corporations this 12th day of February, 2003.

CHIRAL QUEST, LLC                             CQ ACQUISITION, INC.


By: /s/ Alan D. Roth                          By: /s/ Kenneth W. Brimmer
    ---------------------------                   -------------------------
        Alan D. Roth                                  Kenneth W. Brimmer
        Chief Executive Officer                       Chief Executive Officer



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                                                                       EXHIBIT A

                                 PLAN OF MERGER


         WHEREAS, CQ is a corporation duly organized and existing under the laws of the State of Minnesota and a wholly-owned subsidiary of Surg II, Inc., a Minnesota corporation ("Surg");

         WHEREAS, Chiral Quest is a limited liability company duly organized and existing under the laws of the Commonwealth of Pennsylvania;

         WHEREAS, on the date hereof, CQ has authority to issue 1,000 shares of capital stock, all of which have been issued as Common Stock, par value $.01 per share, to Surg;

         WHEREAS, on the date hereof, Chiral Quest has authority to issue 100,000,000 units of limited liability company membership interests ("Chiral Quest Units") of which there are 11,500,000 outstanding Chiral Quest Units;

         WHEREAS, on the date hereof, there are outstanding 4,348,720 shares of common stock, par value $.01 per share ("Surg Common Stock"), of Surg; and

         WHEREAS, the board of directors and board of managers of CQ and Chiral Quest, respectively, having each determined that it is advisable and in the best interests of such entities and their respective shareholders and members that Chiral Quest merge with and into CQ upon the terms and conditions provided herein and in that certain Merger Agreement dated November 12, 2002 (the "Merger Agreement"), by and among, Chiral Quest, Surg, and CQ, have unanimously approved this Plan of Merger (the "Plan"), as set forth below, and directed that the Plan be submitted to a vote of the sole shareholder of CQ and to holders of outstanding Chiral Quest Units.

         1. Merger. Subject to the terms and conditions hereinafter set forth, at the Effective Time Chiral Quest will merge with and into CQ in accordance with this Plan. The term "Surviving Corporation" as used herein shall mean CQ, after giving effect to the Merger. The term "Effective Time" shall mean the time when both a certificate of merger prepared in accordance with the provisions of
Section 8958 of the LLCL and articles of merger prepared in accordance with the provisions of Section 302A.615 have been filed with the Pennsylvania Department of State and the Minnesota Secretary of State, or such other later time or date as may be specified in such certificate of merger and articles of merger.

         2. Principal and Registered Offices. The principal office of CQ is 800 Nicollet Mall, Suite 2650, Minneapolis, Minnesota 55402. The registered office of CQ in the Commonwealth of Pennsylvania is as follows: c/o CT Corporation System, 1515 Market Street, Suite 1210, Philadelphia, Pennsylvania. The principal office of Chiral Quest is 1981 Pine Hall Drive, State College, Pennsylvania 16801 and the registered office of Chiral Quest is 149 W. Fairmont Avenue, State College, Pennsylvania 16801.

         3. Corporate Documents. The Articles of Incorporation of CQ, as in effect immediately prior to the Effective Time, shall continue to be the Articles of Incorporation of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of CQ, as in effect immediately prior to the Effective Time, shall continue to be the Bylaws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.
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         4. Succession. At the Effective Time, CQ shall succeed to Chiral Quest in the manner of and as more fully set forth in Section 302A.641, Subdivisions 2 and 3 of the MBCA, and in Section 8959 of the Pennsylvania Limited Liability Company Law.

         5. Effect on Chiral Quest Membership Units. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Chiral Quest Unit outstanding immediately prior thereto shall be changed and converted automatically into 0.752374 fully paid and nonassessable shares of Surg Common Stock, rounded to the nearest whole share (the "Merger Shares").

         6. Effect on Chiral Quest Options and Warrants. All options and warrants to purchase Chiral Quest Units outstanding immediately prior to the Effective Time shall convert into the right to purchase the same number of Merger Shares as the holder thereof would have been entitled to receive if such option or warrant had been exercised immediately prior to the Effective Time, except that any fractional shares of Surg Common Stock subject to any such converted option or warrant must be rounded to the nearest whole share; and the exercise price per share of Surg Common Stock under each such converted option or warrant will be equal to the quotient obtained by dividing the exercise price per Chiral Quest Unit under each outstanding Chiral Quest option or warrant by 0.752374, except that the exercise price under each converted option or warrant must be made rounded to the nearest cent.

         7. Exchange of Unit Certificates. At and after the Effective Time, all of the outstanding certificates which prior to that time represented Chiral Quest Units shall be deemed for all purposes to evidence ownership of and to represent the Merger Shares into which the Chiral Quest Units represented by such certificates have been converted as herein provided. The registered owner on the books and records of Chiral Quest of any such outstanding Chiral Quest Unit certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to CQ or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Merger Shares evidenced by such outstanding certificate as above provided.